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                                                                     EXHIBIT 5.2

                         SIDLEY AUSTIN BROWN & WOOD LLP

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                                 March 3, 2004

Principal Life Insurance Company
711 High Street
Des Moines, Iowa 50392

Principal Financial Group, Inc.
711 High Street
Des Moines, Iowa 50392

         Re: $4,000,000,000 Secured Notes Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as special counsel to Principal Life Insurance Company, an Iowa life insurance company ("Principal Life") and Principal Financial Group, Inc., a Delaware corporation ("PFG"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by Principal Life and PFG, of a Registration Statement on Form S-3 (File Nos. 333-110499 and 333-110499-01), as amended by Amendment No. 1 filed with the Commission on December 19, 2003 and Amendment No.2 filed with the Commission on March 3, 2004 (the "Registration Statement"), including a prospectus (the "Prospectus") relating to secured notes (the "Notes") to be issued by newly formed common law trusts formed under the laws of the State of New York (each, a "Trust" and together the "Trusts"), a prospectus supplement relating to secured medium-term notes to be issued by the Trusts (the "Institutional Prospectus Supplement") and a prospectus supplement relating to Principal(R) Life CoreNotes(R) to be issued by the Trusts (the "Retail ProspecTUS Supplement"). The Registration Statement provides for: (i) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes, pursuant to an Indenture (each an "Indenture") to be entered into between such Trust and Citibank, N.A., as indenture trustee (the "Indenture Trustee"), substantially in the form filed as an exhibit to the Registration Statement, (ii) the registration of up to $4,000,000,000, or the equivalent amount in one or more foreign currencies, of Principal Life's funding agreements (each in the form filed as an exhibit to the Registration Statement, a "Funding Agreement") to be

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

March 3, 2004
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sold to the Trusts in connection with the sale of Notes; and (iii) the registration of the guarantees (each a "Guarantee") to be issued by PFG to each Trust which fully and unconditionally guarantee the payment obligations of Principal Life under the Funding Agreements.

         In furnishing this opinion, we have reviewed, and participated in the preparation of: (i) the Registration Statement, the Prospectus, the Institutional Prospectus Supplement and the Retail Prospectus Supplement, (ii) the Standard Trust Terms and the Standard Indenture Terms, each filed as an exhibit to the Registration Statement (together, the "Standard Terms"), (iii) the form Omnibus Instrument filed as an exhibit to the Registration Statement (the "Omnibus Instrument") that includes the Trust Agreement and the Indenture to be executed through the execution of the Omnibus Instrument (such agreements included in the Omnibus Instrument, including the Standard Terms incorporated therein, the "Agreements"), (iv) the form of the Funding Agreement filed as an exhibit to the Registration Statement, (v) the form of the Guarantee filed as an exhibit to the Registration Statement, and (vi) the Expense and Indemnity Agreements entered into between Principal Life and each of the Indenture Trustee, the custodian of the funding agreements and guarantees, the trust beneficial owner and U.S. Bank Trust National Association, as trustee (the "Trustee") which are all filed as exhibits to the Registration Statement.

         We have also reviewed the corporate action of PFG and the trust action of the Trusts in connection with the issuance of the Guarantees and the Notes, respectively, and have examined, and have relied as to matters of fact upon, originals or copies certified or otherwise identified to our satisfaction, of such records, agreements, documents, and other instruments and such certificates or comparable documents of public officials and of officers and representatives of PFG and the Trusts, as applicable, and have made such other further investigations as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have relied as to factual matters upon, and have assumed the accuracy of, representations, statements and certificates of or from public officials and of or from officers and representations of all persons whom we have deemed appropriate. We have assumed that the Indenture Trustee has the power and authority to authenticate the relevant Notes.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion:

         1. Upon the execution, issuance, authentication and delivery of the relevant Notes as contemplated by the Registration Statement, such Notes will be the valid and binding obligations of such Trust, enforceable against such Trust in accordance with their terms.

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SIDLEY AUSTIN BROWN & WOOD LLP                                          NEW YORK

March 3, 2004
Page 3

         2. Upon the execution and delivery of the relevant Guarantee as contemplated by the Registration Statement, such Guarantee issued by PFG will be a valid and binding obligation of PFG, enforceable against PFG in accordance with its terms.

         The above opinions with regard to the enforceability of the Notes and the Guarantee: (i) are qualified by the effects of bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law), and (ii) are subject to the further qualification that, to the extent that the relevant Notes or relevant Guarantee are denominated in a currency other than United States dollars, a claim thereunder (or foreign currency judgment in respect to such claim) would be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

         We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware and the laws of the State of New York, as currently in effect. This opinion is rendered as of the date hereof based upon the facts and law in existence on the date hereof. We assume no obligation to update or supplement this letter to reflect any circumstances which may hereafter come to our attention with respect to the opinion and statements set forth above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any Registration Statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ Sidley Austin Brown & Wood LLP